Exhibit 5.1

September 8, 2023

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the registration statement on Form S-3 (the “Registration Statement”) filed by Astra Space, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on September 8, 2023, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to an aggregate offering price of $100,000,000 of (i) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), (iv) debt warrants to purchase Debt Securities (the “Debt Warrants”) and equity warrants to purchase Preferred Stock or Common Stock (the “Equity Warrants” and together with the Debt Warrants, the “Warrants”), (v) rights to purchase shares of Common Stock (the “Rights”), and (vi) units consisting of two or more of the Securities (as defined below) (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Debt Securities and Preferred Stock may be exchangeable for or convertible into other Securities of the Company, including Common Stock or Preferred Stock.

The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.6 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements in a form to be filed and incorporated into the Registration Statement (each, a “Rights Agreement”) to be entered into by and between the Company and a bank, trust company or other financial institution to be identified therein as rights agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, each Warrant Agreement, each Rights Agreement and each Unit Agreement are herein collectively called the “Agreements.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement.

In rendering the opinions set forth below, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Based upon the foregoing and subject to the limitations, assumptions, exceptions and qualifications expressed herein, it is our opinion that, as of the date hereof, with respect to each of the matters set forth in Paragraphs 1 through 6 below:

Astra Space, Inc.

September 8, 2023

1. With respect to shares of Common Stock, when the issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor (not less than the par value of the Common Stock) in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s) and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors or upon conversion or exercise of any other Security in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of Preferred Stock, when a series of Preferred Stock has been duly established in accordance with the terms of the Company’s certificate of incorporation, now existing or then in effect, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor (not less than the par value of the Preferred Stock) in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s) and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors or upon conversion or exercise of any other Security in accordance with its terms, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities, when the Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and authorized by all necessary corporation action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), such Debt Securities will be a legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to Warrants, when a Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s) (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to Rights, when a Rights Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Rights have been duly established in accordance with such Rights Agreement and authorized by all necessary corporate action of the Company, and the Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), the Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to Units, when both (1) a Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and (2) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s) (assuming the constituent Securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect

Astra Space, Inc.

September 8, 2023

of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xv) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvi) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xvii) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xviii) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Agreements, Debt Securities and Warrants (collectively, the “Documents”) has been or will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, (iv) the genuineness and authenticity of all signatures on original documents, (v) the genuineness and authenticity of all documents submitted to us as originals, (vi) the conformity to originals of all documents submitted to us as copies, (vii) the accuracy, completeness and authenticity of certificates of public officials, (viii) the legal capacity for all purposes relevant hereto of all natural persons and (ix) for purposes of paragraph 1 above, sufficient authorized and unissued shares of Common Stock will be available for issuance at such time. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the federal laws of the United States, as in effect on September 8, 2023.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor, P.C.